Exhibit 99.3

EQT CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction

On November 12, 2018, EQT Corporation (the Company or EQT) completed the previously-announced separation (the Separation) of its midstream business, consisting of its separately managed gathering, transmission and storage, and water services operations (Midstream Business) into a separate publicly traded company, Equitrans Midstream Corporation (Equitrans Midstream). Following the Separation, EQT retained its upstream business, consisting of its natural gas, oil and natural gas liquids development, production and sales and commercial operations (Upstream Business).

The Company completed the Separation by means of a pro rata distribution of 80.1% of the outstanding shares of Equitrans Midstream common stock to the Company’s shareholders (the Distribution). The Company’s shareholders of record as of the close of business on November 1, 2018 (the Record Date) were entitled to receive 0.80 shares of Equitrans Midstream common stock for every one share of the Company’s common stock held as of the close of business on the Record Date. The Company retained 19.9% of the outstanding common stock of Equitrans Midstream.

The Company’s common stock is listed under the symbol “EQT” on the New York Stock Exchange (NYSE). Equitrans Midstream is listed under the symbol “ETRN” on the NYSE.

In connection with the Separation, a series of internal reorganization transactions were undertaken to transfer the assets and liabilities of the Midstream Business to Equitrans Midstream.

Basis of Presentation

The following Unaudited Pro Forma Condensed Consolidated Financial Statements of EQT are presented to illustrate the estimated effects of the Separation and Distribution on the historical combined company, and have been derived from the historical consolidated financial statements of the Company, prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The following Unaudited Pro Forma Condensed Consolidated Statements Operations for the nine months ended September 30, 2018 and for each of the three years in the period ended December 31, 2017, assume that the Separation and Distribution occurred on January 1, 2015. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2018 assumes that the Separation and Distribution occurred on that date.

The following Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared using certain assumptions, as described in the accompanying notes, which management believes are reasonable based on the information currently available. The Unaudited Pro Forma Condensed Consolidated Financial Statements give effect to the following:

•             the contribution by the Company to Equitrans Midstream, pursuant to the Separation, all of the assets and liabilities that comprised the Midstream Business of the historical combined company;

•             the retention by EQT of 19.9% ownership of Equitrans Midstream’s outstanding common stock;

•             non-recurring costs incurred in connection with the Separation, as appropriate; and

•             the impact of the Separation and Distribution Agreement, Tax Matters Agreement, Transition Services Agreement, Employee Matters Agreement and other agreements entered into by EQT and Equitrans Midstream (or their respective affiliates) in connection with the Separation, and the provisions contained therein.

The Company believes that the adjustments included within the “Separation of Equitrans Midstream” column of the Unaudited Pro Forma Condensed Consolidated Financial Statements are consistent with the guidance for discontinued operations under GAAP. The Company’s current estimates on a discontinued operations basis are preliminary and could change as the Company finalizes discontinued operations accounting to be reported in the Company’s Annual Report on Form 10-K for the year ending December 31, 2018.

The following Unaudited Pro Forma Condensed Consolidated Financial Statements are provided for illustrative and information purposes only and are not necessarily indicative of what EQT’s results of operations or financial condition would have been had the Separation and Distribution been completed on the dates assumed. In addition, they are not necessarily indicative of EQT’s future results of operations or financial condition. Beginning on November 13, 2018, Equitrans Midstream’s historical financial results for periods prior to the Separation will be reflected in EQT’s consolidated financial statements as discontinued operations.

The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes and the Company’s historical Management’s Discussion and Analysis of Financial Condition and Results of Operations which are available at the Securities and Exchange Commission’s website at www.sec.gov and EQT’s web site at www.eqt.com.

EQT CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2018

(in thousands)	Historical	Separation of Equitrans Midstream (a)	Other Pro Forma Adjustments	Notes	Pro Forma for the Separation
Assets
Current assets:
Cash and cash equivalents	$4,855	$(1,504)	$—		$3,351
Accounts receivable, net	882,386	(18,631)	—		863,755
Derivative instruments, at fair value	315,564	—	—		315,564
Prepaid expenses and other	31,853	(5,722)	—		26,131
Total current assets	1,234,658	(25,857)	—		1,208,801

Property, plant and equipment	28,022,769	(6,211,158)	—		21,811,611
Less: accumulated depreciation and depletion	(4,892,875)	561,003	—		(4,331,872)
Net property, plant and equipment	23,129,894	(5,650,155)	—		17,479,739

Intangible assets, net	674,175	(586,500)	—		87,675
Goodwill	1,998,726	(1,527,877)	—		470,849
Investment in nonconsolidated entity	1,300,430	(1,300,430)	—		—
Investment in Equitrans Midstream	—	—	1,111,830	(b)	1,111,830
Other assets	323,446	(45,822)	—		277,624
Total assets	$28,661,329	$(9,136,641)	$1,111,830		$20,636,518

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of Senior Notes	$699,527	$—	$—		$699,527
Accounts payable	978,757	33,912	—		1,012,669
Derivative instruments, at fair value	183,677	—	—		183,677
Other current liabilities	784,115	(526,451)	3,564	(c)	261,228
Total current liabilities	2,646,076	(492,539)	3,564		2,157,101

Credit facility borrowings	472,000	(22,000)	—		450,000
Note payable to Equitrans Midstream	—	111,249	—		111,249
Senior Notes	7,336,570	(3,455,296)	—		3,881,274
Deferred income taxes	1,212,867	340,847	—		1,553,714
Other liabilities and credits	776,424	(31,819)	—		744,605
Total liabilities	12,443,937	(3,549,558)	3,564		8,897,943

Equity:
Total EQT shareholders’ equity	11,000,175	(369,866)	1,108,266		11,738,575
Noncontrolling interests in consolidated subsidiaries	5,217,217	(5,217,217)	—		—
Total equity	16,217,392	(5,587,083)	1,108,266		11,738,575

Total liabilities and equity	$28,661,329	$(9,136,641)	$1,111,830		$20,636,518

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

EQT CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2018

(in thousands, except per share amounts)	Historical	Separation of Equitrans Midstream (a)	Pro Forma for the Separation
Revenues:
Sales of natural gas, oil and NGLs	$3,264,728	$—	$3,264,728
Pipeline, water and net marketing services	376,776	(334,394)	42,382
Gain on derivatives not designated as hedges	5,620	—	5,620
Total operating revenues	3,647,124	(334,394)	3,312,730

Operating expenses:
Transportation and processing	576,597	688,876	1,265,473
Operation and maintenance	82,218	(82,218)	—
Production	149,471	(240)	149,231
Exploration	42,058	—	42,058
Selling, general and administrative	195,828	(58,278)	137,550
Depreciation and depletion	1,290,876	(138,458)	1,152,418
Impairment/loss on sale of long-lived assets	2,706,438	—	2,706,438
Transaction costs	93,176	(69,219)	23,957
Amortization of intangible assets	62,185	(31,160)	31,025
Total operating expenses	5,198,847	309,303	5,508,150

Operating income (loss)	(1,551,723)	(643,697)	(2,195,420)

Other income	43,092	(39,029)	4,063
Interest expense	240,059	(68,848)	171,211
Income (loss) before income taxes	(1,748,690)	(613,878)	(2,362,568)
Income tax (benefit) expense	(503,505)	(93,218)	(596,723)
Net income (loss)	(1,245,185)	(520,660)	(1,765,845)
Less: Net income attributable to noncontrolling interests	362,696	(362,696)	—
Net income (loss) attributable to EQT Corporation	$(1,607,881)	$(157,964)	$(1,765,845)

Earnings per share of common stock attributable to EQT Corporation:
Basic:
Weighted average common stock outstanding	262,816		262,816
Net income (loss)	$(6.12)		$(6.72)
Diluted:
Weighted average common stock outstanding	262,816		262,816
Net income (loss)	$(6.12)		$(6.72)

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

EQT CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2017

(in thousands, except per share amounts)	Historical	Separation of Equitrans Midstream (a)	Pro Forma for the Separation
Revenues:
Sales of natural gas, oil and NGLs	$2,651,318	$—	$2,651,318
Pipeline, water and net marketing services	329,103	(279,422)	49,681
Gain on derivatives not designated as hedges	390,021	—	390,021
Total operating revenues	3,370,442	(279,422)	3,091,020

Operating expenses:
Transportation and processing	559,839	604,944	1,164,783
Operation and maintenance	80,833	(80,833)	—
Production	182,268	(919)	181,349
Exploration	25,117	—	25,117
Selling, general and administrative	262,261	(53,275)	208,986
Depreciation and depletion	1,077,559	(106,574)	970,985
Acquisition costs	237,312	(85,124)	152,188
Amortization of intangible assets	10,940	(5,540)	5,400
Total operating expenses	2,436,129	272,679	2,708,808

Operating income (loss)	934,313	(552,101)	382,212

Other income (expense)	23,623	(26,610)	(2,987)
Loss on debt extinguishment	12,641	—	12,641
Interest expense	202,772	(34,801)	167,971
Income (loss) before income taxes	742,523	(543,910)	198,613
Income tax (benefit) expense	(1,115,619)	(72,797)	(1,188,416)
Net income (loss)	1,858,142	(471,113)	1,387,029
Less: Net income attributable to noncontrolling interests	349,613	(349,613)	—
Net income (loss) attributable to EQT Corporation	$1,508,529	$(121,500)	$1,387,029

Earnings per share of common stock attributable to EQT Corporation:
Basic:
Weighted average common stock outstanding	187,380		187,380
Net income (loss)	$8.05		$7.40
Diluted:
Weighted average common stock outstanding	187,727		187,727
Net income (loss)	$8.04		$7.39

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

EQT CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2016

(in thousands, except per share amounts)	Historical	Separation of Equitrans Midstream (a)	Pro Forma for the Separation
Revenues:
Sales of natural gas, oil and NGLs	$1,594,997	$—	$1,594,997
Pipeline, water and net marketing services	259,000	(217,952)	41,048
Loss on derivatives not designated as hedges	(248,991)	—	(248,991)
Total operating revenues	1,605,006	(217,952)	1,387,054

Operating expenses:
Transportation and processing	365,817	514,373	880,190
Operation and maintenance	69,308	(69,308)	—
Production	174,170	—	174,170
Exploration	13,410	—	13,410
Selling, general and administrative	262,969	(44,022)	218,947
Depreciation and depletion	927,920	(71,469)	856,451
Impairment/loss on sale of long-lived assets	66,687	(59,748)	6,939
Total operating expenses	1,880,281	269,826	2,150,107

Gain on sale / exchange of assets	8,025	—	8,025
Operating (loss) income	(267,250)	(487,778)	(755,028)

Other income (expense)	20,643	(28,718)	(8,075)
Interest expense	147,920	(16,761)	131,159
(Loss) income before income taxes	(394,527)	(499,735)	(894,262)
Income tax (benefit) expense	(263,464)	(99,305)	(362,769)
Net (loss) income	(131,063)	(400,430)	(531,493)
Less: Net income attributable to noncontrolling interests	321,920	(321,920)	—
Net (loss) income attributable to EQT Corporation	$(452,983)	$(78,510)	$(531,493)

Earnings per share of common stock attributable to EQT Corporation:
Basic:
Weighted average common stock outstanding	166,978		166,978
Net (loss) income	$(2.71)		$(3.18)
Diluted:
Weighted average common stock outstanding	166,978		166,978
Net (loss) income	$(2.71)		$(3.18)

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

EQT CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2015

(in thousands, except per share amounts)	Historical	Separation of Equitrans Midstream (a)	Pro Forma for the Separation
Revenues:
Sales of natural gas, oil and NGLs	$1,690,360	$—	$1,690,360
Pipeline, water and net marketing services	263,640	(208,098)	55,542
Gain on derivatives not designated as hedges	385,762	—	385,762
Total operating revenues	2,339,762	(208,098)	2,131,664

Operating expenses:
Transportation and processing	275,348	423,910	699,258
Operation and maintenance	69,135	(69,135)	—
Production	176,977	—	176,977
Exploration	61,970	—	61,970
Selling, general and administrative	249,548	(40,552)	208,996
Depreciation and depletion	819,216	(57,066)	762,150
Impairment/loss on sale of long-lived assets	122,469	—	122,469
Total operating expenses	1,774,663	257,157	2,031,820

Operating income (loss)	565,099	(465,255)	99,844

Other income	7,993	(7,773)	220
Interest expense	146,531	(21,348)	125,183
Income (loss) before income taxes	426,561	(451,680)	(25,119)
Income tax expense (benefit)	104,675	(42,520)	62,155
Net income (loss)	321,886	(409,160)	(87,274)
Less: Net income attributable to noncontrolling interests	236,715	(236,715)	—
Net income (loss) attributable to EQT Corporation	$85,171	$(172,445)	$(87,274)

Earnings per share of common stock attributable to EQT Corporation:
Basic:
Weighted average common stock outstanding	152,398		152,398
Net income (loss)	$0.56		$(0.57)
Diluted:
Weighted average common stock outstanding	152,939		152,398
Net income (loss)	$0.56		$(0.57)

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.                          Pro Forma Adjustments and Assumptions

The adjustments are based on currently available information and certain estimates and assumptions. The actual effects of these transactions will differ from the pro forma adjustments. A general description of the adjustments is provided as follows:

(a)         Reflects the revenues, expenses, assets, liabilities and equity attributable to Equitrans Midstream which were included in the Company’s historical financial statements. Corporate expenses that were not specifically related to Equitrans Midstream have been excluded, as such general corporate expenses do not meet the requirements to be presented in discontinued operations. Adjustments to deferred income taxes represent the tax effect of temporary difference between the tax basis of assets and liabilities to be transferred to Equitrans Midstream.  The income tax provision attributable to Equitrans Midstream was based on the estimated federal and state statutory rates of 23.16%, 37.38%, 37.61% and 36.75% for the nine months ended September 31, 2018 and the years ended December 31, 2017, 2016 and 2015, respectively, adjusted for the impact of noncontrolling interests. The Company’s effective tax rate in future years may vary significantly from these estimated statutory rates.

(b)         Reflects the retention by EQT of 19.9% of the outstanding common stock of Equitrans Midstream, recorded at 19.9% of the net book value of Equitrans Midstream as of the date of the Separation.

(c)          Subsequent to September 30, 2018, EQT incurred additional one-time separation costs of approximately $3.6 million through the date of the Separation. These costs primarily related to non-recurring professional fees associated with regulatory filings and separation activities within finance, legal and information systems functions.